As filed with the Securities and Exchange Commission on April 23, 2004
                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   -----------

                        ASPEN INSURANCE HOLDINGS LIMITED
             (Exact name of registrant as specified in its charter)

                          BERMUDA
              (State or other jurisdiction of                                     NOT APPLICABLE
              incorporation or organization)                         (I.R.S. Employer Identification Number)

                       VICTORIA HALL
                    11 VICTORIA STREET                                        CT CORPORATION SYSTEM
                  HAMILTON HM 11 BERMUDA                                        111 EIGHTH AVENUE
                      (441) 295-8201                                            NEW YORK, NY 10011
    (Address, including zip code, and telephone number,                           (212) 590-9200
 including area code, of Registrant's principal executive       (Name, address, including zip code, and telephone
                         offices)                               number, including area code, of agent for service)



                        ASPEN INSURANCE HOLDINGS LIMITED
                            2003 SHARE INCENTIVE PLAN
                            (Full title of the plan)

                                   -----------

                                   COPIES TO:


MICHAEL GROLL, ESQ.                                                 JOSEPH D. FERRARO, ESQ.
LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                              LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
125 WEST 55TH STREET                                                NO. 1 MINSTER COURT, MINCING LANE
NEW YORK, NY 10019-5389                                             LONDON, EC3R 7AA
TELEPHONE: (212) 424-8000                                           UNITED KINGDOM
FACSIMILE: (212) 424-8500                                           TELEPHONE:(011-44-20) 7459 5000
                                                                    FACSIMILE:(011-44-20) 7459 5099

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
    TITLE OF EACH CLASS OF
          SECURITIES                      AMOUNT            PROPOSED MAXIMUM        PROPOSED MAXIMUM
            TO BE                         TO BE           OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
          REGISTERED                   REGISTERED (1)            SHARE (2)               PRICE (2)           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
  Ordinary Shares, par value
  0.15144558(cents) per share, to be
  issued under the 2003 Share
  Incentive Plan                     5,724,570 shares (3)        $23.90                $136,817,223              $17,335
=============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also registered hereunder such indeterminate number of additional shares as may become issuable under the 2003 Share Incentive Plan as a result of stock splits, stock dividends or similar transactions which result in an increase in the number of the Registrant's outstanding ordinary shares.

(2) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of the Registrant's ordinary shares on the New York Stock Exchange on April 21, 2004.

(3) Represents the maximum number of ordinary shares issuable under the Registrant's 2003 Share Incentive Plan, including 3,884,020 ordinary shares issuable upon exercise of the granted and outstanding options and 1,840,550 ordinary shares authorized for issuance in connection with the options, share appreciation rights, restricted shares and/or other share-based awards to be granted or issued under the Registrant's 2003 Share Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for by Part I of Form S-8 will be delivered to participants in the Aspen Insurance Holdings Limited ("Aspen") 2003 Share Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         Upon written or oral request, Aspen will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement and such other documents required to be delivered to employees pursuant to Rule 428(b)(1). Requests for such information should be directed to the Company Secretary, Victoria Hall, 11 Victoria Street, Hamilton HM 11 Bermuda, (441) 295-8201.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by Aspen, are incorporated by reference, as of their respective dates, in this Registration Statement:

         (a) Aspen's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended;

         (b) Aspen's Current Report on Form 8-K, filed with the Commission on February 20, 2004; and

         (c) The description of Aspen's ordinary shares contained in Item 1 of Aspen's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on November 25, 2003, in which reference is made to the information set forth under the headings "Description of Share Capital" and "Shares Eligible for Future Sale" in the Registrant's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 12, 2003, and thereafter amended and supplemented, including any amendment, report or prospectus filed for the purpose of updating such description.

         In addition, all documents filed by Aspen pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF THE SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Bye-Law 145 of Aspen's bye-laws provides, among other things, that, subject to certain provisos, Aspen's directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators; collectively, the "Indemnified Persons") shall be indemnified and held harmless out of Aspen's assets against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of Aspen's business or in the discharge of his duties and the indemnity contained in Bye-Law 145 shall extend to the Indemnified Persons of Aspen acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law 145 shall not extend to any matter which would render it void under the Companies Acts.

         Bye-Law 149 of Aspen's bye-laws provides that each shareholder and Aspen agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of Aspen, against any director or officer of Aspen on account of any action taken by such director or officer or the failure of such director or officer to take any action in the performance of his duties with or for Aspen; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud of such director or officer or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled.

         The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Aspen's bye-laws or in a contract or arrangement between Aspen and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

         Aspen has purchased directors and officers liability insurance policies. Such insurance will be available to the Aspen's directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers, subject to the limitation of the policy terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1      Certificate of Incorporation and Memorandum of Association of Aspen (1)
4.2      Amended and Restated Bye-Laws of Aspen (2)
4.3      Specimen Ordinary Share Certificate (3)
5.1      Opinion of Appleby Spurling Hunter
23.1     Consents of KPMG Audit Plc
23.2     Consent of Appleby Spurling Hunter (included as part of Exhibit 5.1)
24.1     Power of Attorney by Paul Myners
24.2     Power of Attorney by Julian Avery
24.3     Power of Attorney by Ian Cormack
24.4     Power of Attorney by Heidi Hutter
24.5     Power of Attorney by Prakash Melwani
24.6     Power of Attorney by Bret Pearlman
24.7     Power of Attorney by Norman Rosenthal
24.8     Power of Attorney by Kamil Salame
99.1     Aspen Insurance Holdings Limited 2003 Share Incentive Plan (4)
99.2     Form F-N

-----------------------

(1) Previously filed as Exhibit 3.1 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.

(2) Previously filed as Exhibit 3.2 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 12, 2003, as amended.

(3) Previously filed as Exhibit 4.1 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.

(4) Previously filed as Exhibit 10.7 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.

ITEM 9.  UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Aspen certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Hamilton, Bermuda, on the 23rd day of April, 2004.

                              ASPEN INSURANCE HOLDINGS LIMITED


                              By: /s/ Christopher O'Kane
                                 -----------------------------
                                  Christopher O'Kane
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 23rd day of April, 2004.


                       SIGNATURES                                                     TITLE
                            *                                                 Chairman and Director
   ----------------------------------------------------
                      Paul Myners

                /s/ Christopher O'Kane                                 Chief Executive Officer and Director
  -----------------------------------------------------                    (Principal Executive Officer)
                    Christopher O'Kane


                   /s/ Julian Cusack                                         Chief Financial Officer
  -----------------------------------------------------                            and Director
                       Julian Cusack                           (Principal Financial Officer and Principal Accounting
                                                                                     Officer)


                            *                                                        Director
   ----------------------------------------------------
                      Julian Avery

                            *                                                        Director
   ----------------------------------------------------
                       Ian Cormack

                            *                                                        Director
   ----------------------------------------------------
                       Heidi Hutter

                            *                                                        Director
   ----------------------------------------------------
                      Prakash Melwani

                                      II-6



                            *
   ----------------------------------------------------                              Director
                      Bret Pearlman

                            *
   ----------------------------------------------------                              Director
                     Norman Rosenthal

                            *                                                        Director
   ----------------------------------------------------
                       Kamil Salame

                            *
   ----------------------------------------------------
                       Bret Pearlman
    (Authorized Representative in the United States)


   *By:            /s/ Christopher O'Kane
       ------------------------------------------------
                       Attorney-in-fact

                                  EXHIBIT INDEX



Exhibit
Number                                     Description of Document
--------                                   -----------------------
4.1      Certificate of Incorporation and Memorandum of Association of Aspen (1)
4.2      Amended and Restated Bye-Laws of Aspen (2)
4.3      Specimen Ordinary Share Certificate (3)
5.1      Opinion of Appleby Spurling Hunter
23.1     Consents of KPMG Audit Plc
23.2     Consent of Appleby Spurling Hunter (included as part of Exhibit 5.1)
24.1     Power of Attorney by Paul Myners
24.2     Power of Attorney by Julian Avery
24.3     Power of Attorney by Ian Cormack
24.4     Power of Attorney by Heidi Hutter
24.5     Power of Attorney by Prakash Melwani
24.6     Power of Attorney by Bret Pearlman
24.7     Power of Attorney by Norman Rosenthal
24.8     Power of Attorney by Kamil Salame
99.1     Aspen Insurance Holdings Limited 2003 Share Incentive Plan (4)
99.2     Form F-N


-----------------------

(1) Previously filed as Exhibit 3.1 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.

(2) Previously filed as Exhibit 3.2 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 12, 2003, as amended.

(3) Previously filed as Exhibit 4.1 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.

(4) Previously filed as Exhibit 10.7 to Aspen's Registration Statement on Form F-1 (File No. 333-110435), filed with the Commission on November 25, 2003, as amended.


                                      II-8